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                                                                      EXHIBIT 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-43721) and the Registration Statement on Form S-8 (No. 333-43737 and No. 333-50793) of Ameren Corporation of our report dated February 4, 1999, which appears on Page 14 of Ameren Corporation's 1998 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statements Schedule, which appears on Page 11 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
March 30, 1999